UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 6, 2013

TUPPERWARE BRANDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11657	36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14901 South Orange Blossom Trail Orlando, FL	32837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 407-826-5050

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2013, Tupperware Brands Corporation (the “Company”) issued and sold an additional $200 million aggregate principal amount of the Company’s 4.750% Senior Notes due 2021 (the “Notes”) in a registered public offering pursuant to an Underwriting Agreement (the “Underwriting Agreement”), dated as of March 6, 2013, among the Company, the Company’s wholly owned subsidiary, Dart Industries Inc., and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

The Notes constitute an additional issuance of the Company’s 4.750% Senior Notes due 2021, $400 million aggregate principal amount of which were previously issued and are outstanding. The Notes form a single series with the previously issued notes.

The description of the Underwriting Agreement in this report is a summary and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Item No.	Exhibit

1.1	Underwriting Agreement, dated March 6, 2013, among Tupperware Brands Corporation, Dart Industries Inc. and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein

5.1	Opinion of Sidley Austin LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION

Date: March 11, 2013	By:	/s/ Thomas M. Roehlk
	Name:	Thomas M. Roehlk
	Title:	Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Item No.	Exhibit

1.1	Underwriting Agreement, dated March 6, 2013, among Tupperware Brands Corporation, Dart Industries Inc. and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein

5.1	Opinion of Sidley Austin LLP